UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 19, 2016, Orexigen Therapeutics, Inc. (the “Company”) entered into a First Supplemental Indenture with U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent, and certain holders of the Company’s 0% Convertible Senior Secured Notes due 2020. Pursuant to the Supplemental Indenture, the Indenture dated March 21, 2016 (the “Indenture”) was amended as follows: (i) the limitations on the Company’s ability to prepay, redeem or otherwise satisfy any indebtedness were amended to permit the Company to repurchase a specified amount of its 2.75% Convertible Senior Notes due 2020 (the “Note Repurchase”); and (ii) the required restricted cash balance amounts were reduced by the amount the Company spends on the Note Repurchase. The Company filed the Indenture as an exhibit to its Current Report on Form 8-K filed on December March 15, 2016.

A copy of the Supplemental Indenture is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Exhibit Description

4.1	Supplemental Indenture, dated December 19, 2016, among Orexigen Therapeutics, Inc., U.S. Bank National Association, as trustee and collateral agent, and certain holders of 0% Convertible Senior Secured Notes due 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: December 19, 2016	By:	/s/ Michael A. Narachi
Name: Michael A. Narachi
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Supplemental Indenture, dated December 19, 2016, among Orexigen Therapeutics, Inc., U.S. Bank National Association, as trustee and collateral agent, and certain holders of 0% Convertible Senior Secured Notes due 2020